                                                                    Exhibit 23.1


CONSENT OF INDEPENDENT ACCOUNTANTS


We consent to the inclusion in this registration statement of Form S-3 of our report, dated March 22, 1996, on our audits of the consolidated financial statements of MasTec, Inc. and subsidiaries (formerly Church & Tower) as of December 31, 1995 and 1994, and for the years ended December 31, 1995, 1994 and 1993. We also consent to the reference to our firm under the caption "Experts."



COOPERS & LYBRAND L.L.P.

Miami, Florida
August 27, 1996